EXHIBIT 21.1

List of Subsidiaries or Other Related Entities of the Company

Name                                Where Incorporated
Caldera LNG Holdings SpA                        Chile
Cheniere Chile SpA                            Chile
Cheniere CCH HoldCo I, LLC                    Delaware
Cheniere CCH HoldCo II, LLC                    Delaware
Cheniere Corpus Christi Holdings, LLC                Delaware
Cheniere Corpus Christi Pipeline, L.P.                Delaware
Cheniere Creole Trail Pipeline, L.P.                     Delaware
Cheniere Energy Investments, LLC                     Delaware
Cheniere Energy Operating Co., Inc.                     Delaware
Cheniere Energy Partners GP, LLC                     Delaware
Cheniere Energy Partners LP Holdings, LLC (“CQH”)            Delaware
Cheniere Energy Partners, L.P.                     Delaware
Cheniere Energy Shared Services Holdings, LLC             Delaware
Cheniere Energy Shared Services, Inc.                 Delaware
Cheniere Field Services, LLC                     Delaware
Cheniere GP Holding Company, LLC                 Delaware
Cheniere International Investments, B.V.                 The Netherlands
Cheniere International Investments Holdings, S.à.r.l            Luxembourg
Cheniere International Investments, S.à.r.l                 Luxembourg
Cheniere Liquids, LLC                        Delaware
Cheniere Liquids Terminal, LLC                    Delaware
Cheniere LNG International S.à.r.l                    Switzerland
Cheniere LNG O&M Services, LLC                    Delaware
Cheniere LNG Services S.à.r.l                     France
Cheniere LNG Terminals, LLC                     Delaware
Cheniere Marketing International, LLP                 United Kingdom
Cheniere Marketing, LLC                         Delaware
Cheniere Marketing, Ltd.                         United Kingdom
Cheniere Marketing PTE Ltd.                    Singapore
Cheniere Midstream Holdings, Inc.                     Delaware
Cheniere Midstream Services, LLC                     Delaware
Cheniere Natural Gas Liquids, LLC                     Delaware
Cheniere NGL Pipeline, LLC                     Delaware
Cheniere Pipeline GP Interests, LLC                     Delaware
Cheniere Pipeline Holdings, LLC                     Delaware

Cheniere Southern Trail GP, Inc.                     Delaware
Cheniere Supply & Marketing, Inc.                     Delaware
Concepción LNG Holding SpA                     Chile
Corpus Christi Liquefaction, LLC                     Delaware
Corpus Christi LNG, LLC                         Delaware
Corpus Christi Pipeline GP, LLC                    Delaware
CQH Holdings Company, LLC                     Delaware
Creole Trail GP, Inc.                         Delaware
Creole Trail LNG, L.P.                         Delaware
CUI I, LLC                            Delaware
Nordheim Eagle Ford Gathering, LLC                 Delaware
Sabine Pass Liquefaction Expansion, LLC                 Delaware
Sabine Pass Liquefaction, LLC                     Delaware
Sabine Pass LNG-GP, LLC                         Delaware
Sabine Pass LNG-LP, LLC                         Delaware
Sabine Pass LNG, L.P.                         Delaware
Sabine Pass Tug Services, LLC                     Delaware